SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Check the appropriate box:
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[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
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[_]  Definitive Additional Materials

ELECTRONIC CLEARING HOUSE, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ELECTRONIC CLEARING HOUSE, INC.
______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
July 2, 2007
______________________________

To the Shareholders of Electronic Clearing House, Inc.:

     You are cordially invited to attend the Annual Meeting of shareholders of Electronic Clearing House, Inc. to be held on Monday, July 2, 2007 at 10:00 a.m., local time, at its corporate offices located at 730 Paseo Camarillo, Camarillo, California, 93010, for the following purposes:

1.	To elect two Class II directors to each serve on the Board of Directors for a three-year term;

2.	To ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2007; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 11, 2007, as the record date for determining those shareholders who will be entitled to vote at the Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting in person. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed Proxy and return it by June 22, 2007 in the envelope provided for that purpose.

     The enclosed Proxy is being solicited on behalf of our Board of Directors.

By Order of the Board of Directors,

DONNA L. REHMAN
Corporate Secretary

Camarillo, California
Dated: June 1, 2007

PROXY STATEMENT

ELECTRONIC CLEARING HOUSE, INC.
730 PASEO CAMARILLO, CAMARILLO, CA 93010
_____________________

ANNUAL MEETING OF SHAREHOLDERS
July 2, 2007
_____________________

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Electronic Clearing House, Inc., a Nevada corporation, for use at the Annual Meeting of shareholders (the “Meeting”) which will be held on July 2, 2007 at 10:00 a.m., local time, at its corporate offices located at 730 Paseo Camarillo, Camarillo, California 93010. The approximate mailing date of this Proxy Statement is June 1, 2007.

PROXIES

     The shares represented by proxy in the form solicited by our Board of Directors will be voted at the Meeting if the proxy is returned to us properly executed. Where a choice is specified with respect to the matter being voted upon, the shares represented by the proxy will be voted in accordance with such specification. The proxy may specify approval or disapproval of the nominee for director of our company, or may withhold authority to vote for such nominee for director, and for the approval of the other proposals described herein. If your shares are held in “street name” (i.e., in the name of your broker or bank as the holder of record), you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the Meeting.

     It is intended that shares represented by proxies in the accompanying form will be voted for the election of the person listed below under “Election of Directors”. Although the Board of Directors does not know whether any nominations will be made at the Meeting other than those set forth herein, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors or for any particular nominee is not withheld) will have full discretion and authority to vote for all of the nominees for the Board of Directors, as provided in the proxy. We are not aware of any matters to be voted upon at the Meeting other than as stated in this proxy statement and in the accompanying Notice of Annual Meeting of shareholders. If any other matters are properly brought before the Meeting, the enclosed proxy gives authority to the persons named in such proxy to vote the shares in their best judgment.

     If you are a shareholder of record (i.e., your shares are registered in your name), you may revoke your proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. However, attendance at the Meeting will not constitute a revocation of a proxy. If your shares are held in “street name,” the holder of record may revoke a proxy in the same manner as described above.

     We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other firms representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Please MARK, SIGN and DATE the enclosed proxy card and RETURN it by June 22, 2007, in the enclosed envelope provided for this purpose.

     On May 11, 2007, the record date for determining shareholders entitled to vote at the Annual Meeting of shareholders, we had outstanding and entitled to vote at the Meeting 6,864,491shares of Common Stock, par value $.01 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote on any matter brought before the Meeting, including election of the directors. Our Articles of Incorporation and Bylaws do not contain any provision for cumulative voting and no provision of applicable law requiring cumulative voting is applicable to your shares.

     The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock outstanding on the record date. Shares that are voted “for” or “against”, or are “withheld” from a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, however, such broker non-votes will not be considered votes cast for or against a particular matter and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter. The two nominees for director receiving the highest number of votes of the holders of a majority of our shares present and entitled to vote, in person or by proxy, will be elected. Each of the other proposals must receive the affirmative vote of the holders of a majority of our shares present and entitled to vote, in person or by proxy, to be adopted.

PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the total cumulative returns of investing $100 on September 30, 2001, in Electronic Clearing House, Inc. (“ECHO”) Common Stock, the NASDAQ-Composite Index, and the NASDAQ-Finance Index. The NASDAQ-Composite Index represents a broad market group in which we participate. The NASDAQ-Finance Index was chosen as having a representative peer group of companies for the 2006 Proxy Statement and includes Electronic Clearing House, Inc. All comparisons of stock price performance shown assume the reinvestment of dividends, although we have not historically paid any dividends on shares of our Common Stock. On May 11, 2007, the Company’s closing stock price was $12.45 and the measurement index was $579.07.

	Measurement Point
	Sep-01	Sep-02	Sep-03	Sep-04	Sep-05	Sep-06
ECHO	$100.00	$55.81	$327.44	$409.30	$430.23	$839.53
NASDAQ - Composite	$100.00	$78.77	$120.00	$127.48	$145.51	$153.45
NASDAQ - Finance	$100.00	$105.25	$131.13	$154.80	$170.29	$191.88

PRINCIPAL OWNERS OF COMMON STOCK

     As of May 11, 2007, there were 6,864,491 shares of our Common Stock outstanding. Based on our review of Schedules 13D and 13G filed with the Securities and Exchange Commission on the date noted, the following persons have beneficial ownership or control over 5% or more of our outstanding Common Stock.

	Number of
	Shares	Percentage of
	Beneficially	Common Stock
Name and Address	Owned	at 5/11/07
Melvin Laufer	519,839	7.57%
136 Beach 140th Street
Far Rockaway, NY 11694
Schedule 13D/A filed September 3, 2004

Discovery Equity Partners, LP;	888,936	12.95%
Discovery Group I LLC; Daniel
J. Donoghue; Michael J. Murphy
71 South Wacker Drive
Chicago, IL 60606
Form 4 filed April 26, 2007

Glazer Capital LLC	489,767	7.13%
237 Park Avenue
New York, NY 10017
Schedule 13G filed January 23, 2007

     The following table sets forth the number of shares of Common Stock owned beneficially by our (i) directors, (ii) the Named Executive Officers (as defined below), and (iii) the executive officers and directors as a group, as of May 11, 2007. Such figures are based upon information furnished by the persons named.

	Number of
	Shares
	Beneficially	Percentage of
Name and Address	Owned	Common Stock[1]
Joel M. Barry	328,119 [2]	4.66%
Chairman/Chief Executive Officer
730 Paseo Camarillo
Camarillo, CA 93010

Alice L. Cheung	82,500 [2]	1.19%
Chief Financial Officer/Treasurer
730 Paseo Camarillo
Camarillo, CA 93010

Charles Harris	65,000	0.95%
President/Chief Operating Officer
730 Paseo Camarillo
Camarillo, CA 93010

Sharat Shankar	59,400 [2]	0.86%
Senior Vice President
730 Paseo Camarillo
Camarillo, CA 93010

	Number of
	Shares
	Beneficially		Percentage of
Name and Address	Owned		Common Stock[1]
Jack Wilson	67,475	[2][5]	0.97%
Vice President
730 Paseo Camarillo
Camarillo, CA 93010

Richard Field	203,696	[3]	2.97%
Director
49 Locust Avenue
New Canaan, CT 06840

Aristides W. Georgantas	16,521		0.24%
Director
180 Springdale Road
Princeton, NJ 08540

Herbert L. Lucas, Jr.	57,880	[4]	0.84%
Director
12011 San Vicente Blvd.
Los Angeles, CA 90049

Carl R. Terzian	3,031		0.04%
Director
12400 Wilshire Blvd.
Los Angeles, CA 90025

H. Eugene Lockhart	5,591		0.08%
Director
280 Park Avenue, 25th Fl. East Tower
New York, NY 10017

Jerry McElhatton	-0-		-0-%
Director
43 Braewood Place
Dallas, TX 75248

All officers and directors
as a group (17 persons)	1,121,513	[6]	15.08%
____________________

[1]	Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at May 11, 2007.

[2]	Includes stock options according to the terms of the 1992 Officers and Key Employees Incentive Stock Option Plan and the 2003 Incentive Stock Option Plan, which for the following number of shares and for the following individuals could be acquired within 60 days through the exercise of stock options: Joel M. Barry, 177,500 shares; Alice Cheung, 57,500 shares; Sharat Shankar, 59,400 shares; and Jack Wilson, 57,400 shares.

[3]	Includes 103,400 shares which are in an IRA account in Mr. Field’s name.

[4]	Includes 17,972 shares indirectly owned by Mr. Lucas through a trust for his wife.

[5]	Includes 530 shares indirectly owned by Mr. Wilson through his wife.

[6]	Includes shares and stock options according to the terms of the 1992 Officers and Key Employees Incentive Stock Option Plan and the 2003 Incentive Stock Option Plan, which for the following number of shares and for the following individuals could be acquired within 60 days through the exercise of stock options: Patricia Williams, 39,400 shares; Steven Hoofring, 37,000 shares; Kris Winckler, 42,400 shares; and Rick Slater, 22,800 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and the holders of 10% or more of our Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended September 30, 2006, all of our executive officers, directors and the holders of 10% or more of our Common Stock complied with all Section 16(a) filing requirements except for H. Eugene Lockhart, our director, Patricia Williams, our Senior Vice President, and Kris Winckler, our Senior Vice President, each of whom did not timely file one Form 4.

Board of Directors’ Meetings and Committees

     During fiscal 2006, there were five regular meetings and four special meetings of the Board of Directors. Each director attended at least 75% of the meetings of the Board of Directors and Committees on which he served during the time he was a director.

     The Audit Committee, which currently consists of Richard D. Field, Aristides W. Georgantas, who serves as the Chairman of the Committee, H. Eugene Lockhart, Herbert L. Lucas, Jr., and Carl R. Terzian, met five times during fiscal 2006. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the NASDAQ Marketplace Rules. The Audit Committee’s primary duties and responsibilities include appointment of the independent auditors, evaluation of the performance and independence of such auditors and review of the annual audited financial statements and the quarterly financial statements, as well as the adequacy of our internal controls. See “Report of the Audit Committee of the Board of Directors.”

     The Compensation Committee, which currently consists of Richard D. Field, Aristides W. Georgantas, H. Eugene Lockhart, Herbert L. Lucas, Jr., who serves as the Chairman of the Committee, and Carl R. Terzian, met six times during fiscal 2006. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of the NASDAQ Marketplace Rules. The function of the Compensation Committee is to review and approve salaries, bonuses and other benefits payable to our executive officers, including administration of the Amended and Restated 2003 Incentive Stock Option Plan and prior to its expiration in 2002, the administration of the Officers and Key Employees Incentive Stock Option Plan. See “Report of the Officers Compensation Committee of the Board of Directors.”

     The Governance and Nominating Committee, which currently consists of Richard D. Field, who serves as the Chairman of the Committee, Aristides W. Georgantas, H. Eugene Lockhart, Herbert L. Lucas, Jr., and Carl R. Terzian met four times during fiscal 2006. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of the NASDAQ Marketplace Rules. The Governance and Nominating Committee’s duties and responsibilities are to oversee and periodically review our corporate governance practices and to nominate candidates for election to our Board of Directors for three-year terms. See “Report of the Governance and Nominating Committee of the Board of Directors.”

     Each director on our Board of Directors is encouraged to attend our Annual Meeting of shareholders. All of our directors attended our Annual Meeting of shareholders for the fiscal year ended September 30, 2005.

Officers

     Our officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Compensation of Directors

     The general policy of the Board is that compensation for independent directors should be cash or equity-based compensation, depending upon the desire of the specific director. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board reviews the committee’s recommendations and determines the amount of director compensation. The committee can engage the services of outside advisers, experts, and others to assist the committee in determining director compensation. During 2006, the committee did not use an outside adviser to aid in setting director compensation.

     The Board followed the recommendation of the Compensation Committee and maintained director compensation at the same levels in 2006 as was paid in 2005. In fiscal 2006, Messrs. Georgantas, Lucas, and Field each received $55,000 and Mr. Terzian received $50,000. Mr. Lockhart received 4,514 shares of restricted common stock which was deposited into a Non-Qualified Deferred Compensation Plan for the account of Mr. Lockhart. In fiscal 2005, Messrs. Georgantas, Lucas and Field each received $55,000 and Mr. Terzian received $52,500. Mr. Lockhart, appointed on May 5, 2005, to fill a vacancy on the Board of Directors, received $8,333 in fiscal 2005. Each outside director received $48,250 in fiscal 2004 and $28,000 and 3,031 shares of Common Stock in fiscal 2003. Directors are compensated for all reasonable expenses and are not compensated for special meetings.

Director Compensation Table

	Fees Earned or		All Other
Name	Paid in Cash	Option Awards	Compensation	Total
Richard D. Field	$55,000	$-0-	$-0-	$55,000
Aristides W. Georgantas	$55,000	$-0-	$-0-	$55,000
H. Eugene Lockhart	$-0-	$-0-	$50,000[1]	$50,000
Herbert L. Lucas	$55,000	$-0-	$-0-	$55,000
Carl R. Terzian	$50,000	$-0-	$-0-	$50,000
Total	$215,000	$-0-	$50,000	$265,000
____________________

[1]	During fiscal 2006, Mr. Lockhart received 4,514 shares of stock, equivalent to $50,000, which were deposited in a non-qualified deferred compensation account pursuant to a Non-Qualified Deferred Compensation Plan approved by the Board of Directors of the Company.

     Directors receive cash fees in four installments, or the equivalent value in restricted stock measured on the date of payment. Annual retainers are prorated so that adjustments can be made during the year. Unpaid portions of cash retainers are forfeited upon termination, retirement, disability, or death.

EXECUTIVE COMPENSATION

Executive Officers

     All of our executive officers serve at the pleasure of our Board of Directors. Our executive officers are:

		Date First
Name	Position	Became Officer
Joel M. Barry	Chairman of the Board,	1986
	Chief Executive Officer
Charles J. Harris	Director, President,	2005
	Chief Operating Officer
William Wied	Chief Information Officer	2006
Alice L. Cheung	Chief Financial Officer,	1996
	Treasurer
Karl Asplund	Senior Vice President	2006
Steve Hoofring	Senior Vice President	2003
Sharat Shankar	Senior Vice President	2003
Patricia M. Williams	Senior Vice President	1997
Jack Wilson	Senior Vice President	1994
Kris Winckler	Senior Vice President	1999
Rick Slater	Chief Technology Officer,	1998
	Vice President

     Mr. Barry has announced his upcoming retirement as our Chairman of the Board and Chief Executive Officer, effective July 2, 2007. Upon his retirement, Mr. Harris will assume the position of Chief Executive Officer, and independent director, Mr. Field, will assume the role of non-executive Chairman of the Board of Directors.

     JOEL M. BARRY, age 56, has been a Director of ECHO since July 1986, and Chairman of the Board since December 1986. Mr. Barry served as Chief Financial Officer from May 1987 to June 1990, and Executive Vice President from October 1987 to June 1990, when he was designated Chief Executive Officer of ECHO. Mr. Barry is also a Director and Chief Executive Officer of the MerchantAmerica and XPRESSCHEX, Inc. wholly owned subsidiaries. On May 22, 2007, Mr. Barry announced his decision to retire, effective on July 2, 2007. From August 1983 to June 1991, Mr. Barry was a lecturer and investment counselor for Basics Financial Planning and Investments, a firm he founded in 1983. From 1981 to 1983, Mr. Barry owned and operated Dynamic Seminars, a marketing company for Financial Dynamics, a financial planning firm located in Covina, California. From 1975 to 1981, Mr. Barry was manager of Quality Assurance and In-House Customer Service at Science Dynamics Corporation, a medical data processing firm.

     CHARLES J. HARRIS, age 44, joined ECHO in September 2005 as President, Chief Operating Officer and a Director to serve on the Board of Directors of ECHO. Prior to joining the Company, Mr. Harris served in executive, operational and sales leadership positions at prominent organizations including Paymentech and Electronic Data Systems. His last position was as President of Merchant Link, a wholly-owned subsidiary of Paymentech, which supplies electronic payment technologies and outsourced services to the point-of-sale market.

     WILLIAM WIED, age 38, joined ECHO in January 2006 as the Company’s Chief Information Officer. Prior to joining ECHO, Mr. Wied was the Director of Software Technology for TransCore LP/Roper Industries, Scottsdale, Arizona. Prior to that, he served as Vice President of Engineering for CarrierPoint, Inc., a division of the TransCore LP group of companies. Mr. Wied’s background includes responsibility in the areas of design, development and deployment of enterprise software solutions in a number of different industries including semiconductor, telecommunications, retail and transportation logistics.

     ALICE L. CHEUNG, age 49, has served as Treasurer and Chief Financial Officer since July 1996. Ms. Cheung became a Certified Public Accountant in May 1982. From February 1988 to January 1996, Ms. Cheung was the Treasurer and Chief Financial Officer of American Mobile Systems (AMS). AMS merged with Nextel Communications, Inc. in 1995. Ms. Cheung is an active member of the American Institute of Certified Public Accountants and Financial Executive Institute.

     KARL ASPLUND, age 45, joined ECHO in May 2006 in the newly established position of Senior Vice President of Sales. Before joining ECHO, Mr. Asplund was the Senior Vice President of Genpass Technologies in Irving, Texas. Prior to that, he served as Group Manager of Business Development for First USA/Paymentech and was the Founder and President of Merchant Card Management Systems.

     STEVE HOOFRING, age 46, joined ECHO in October 2001 as Implementation Manager for the Check Services group and was appointed Vice President Visa POS Check and Client Services in October 2003 and Senior Vice President Operations in August 2005. Mr. Hoofring was President of Running Dog Software, Inc., which developed ‘Enterprise’ software for small to medium size businesses. Prior to this, Mr. Hoofring held several management positions with Emerson Power Transmission, a subsidiary of Emerson Electric, Inc.

     SHARAT SHANKAR, age 36, joined ECHO in June 2003 as Vice President Risk Management and Business Intelligence and in December 2003, he was promoted to Senior Vice President. In April 2005, Mr. Shankar was appointed to hold the position of General Manager Check Services. In January 2006, he was given the additional responsibility of building and leading the strategic partnership group focused on growth through mutually beneficial alliances. Prior to joining ECHO, Mr. Shankar worked at TeleCheck for approximately eight years where he held a variety of positions leading up to Vice President of Risk Management. Prior to TeleCheck, Mr. Shankar held positions at MetLife as well as Hong Kong and Shanghai Bank, Madras, India.

     PATRICIA M. WILLIAMS, age 41, joined ECHO in September 1996, serving as Director of Program Management. Ms. Williams was appointed Vice President Corporate Program Management in October 1997 and Vice President Check Services in October 2001. In June of 2003, Ms. Williams was appointed to the position of Vice President Sales and Marketing and in December 2003, was promoted to Senior Vice President. In April 2005 Ms. Williams was appointed to hold the position of General Manager of Credit Card Services. Prior to joining ECHO, Ms. Williams was an Operations Manager for Bank of America Systems Engineering in San Francisco. Ms. Williams has also served as a Senior Program manager for the Los Angeles office of LANSystems, Inc., a nationwide systems integrator as well as a Senior Project Manager and Systems Engineer for Bank of America Systems Engineering in Los Angeles.

     JACK WILSON, age 62, has served as Vice President of Merchant Services since June 1994 and was Director of Bankcard Relations for ECHO from October 1992 until May 1994. In December 2003, he was promoted to Senior Vice President Merchant Services and in April 2005, he was appointed to the position of Senior Vice President Credit Card Services. Mr. Wilson served as Vice President for Truckee River Bank from August 1989 until September 1992. Previously, he was Senior Vice President/Cashier of Sunrise Bancorp and a Vice President of First Interstate Bank.

     KRIS WINCKLER, age 41, joined ECHO in April, 1999, as Vice President of ECHO’s XPRESSCHEX subsidiary. In December 2003, he was promoted to Senior Vice President Product and Strategic Planning and in April 2005, he was appointed to the position of Senior Vice President Check Services. Prior to joining ECHO, Mr. Winckler was a consultant at Andersen Consulting and the President of Magic Software, a company specializing in check verification, conversion, and ACH software. Mr. Winckler has been active in the check and collection industry for over ten years and has been a member of the Electronic Check Council of NACHA since 1998. Mr. Winckler is an Accredited ACH Professional (AAP) and Certified Treasury Professional (CTP).

     RICK SLATER, age 46, joined ECHO in May 1995 as Vice President of Computer Based Controls, Inc. (“CBC”). Mr. Slater was appointed President of CBC in December 1995, Vice President of ECHO in November 1998 and Chief Technology Officer in October 1999, focusing on security, regulatory, process improvement, and strategic technical planning. Prior to joining ECHO, Mr. Slater was President of Slater Research, which provided contract engineering services to various institutions. During this time, Mr. Slater directly participated in the U.S.

Coast Guard COMSTA upgrade project including site surveys, systems design and system upgrade integration in a number of sites within the U.S. Prior to this position, Mr. Slater served as a group leader at Aiken Advanced Systems.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

     The philosophy used by the Compensation Committee in establishing compensation for our named executive officers, including the Chief Executive Officer, is to attract and retain key personnel through the payment of competitive-based salaries, annual bonuses and the granting of restricted stock or options. Where appropriate, relocation benefits are paid to attract key individuals. With this philosophy, the salaries of our named executive officers have been negotiated between our company and each executive officer, and were influenced by such factors as salaries paid to similar level executive officers in comparable-sized companies, the availability of persons with similar abilities and the geographic location of our offices. The companies that the Compensation Committee considers to be similar to us for purposes of making such determination are principally those companies against which we compete for executive personnel. The Compensation Committee believes that it has adequate knowledge of the compensation levels of such other companies as a result of information available to the public, recruitment efforts and compensation negotiations directed at candidates employed by such other companies, as well as data gathered from time to time from surveys, independent consultants and as a result of interactions between our personnel and the personnel of such other companies.

     In evaluating annual compensation levels and bonuses for our named executive officers, the Compensation Committee philosophy is to consider, among other factors, the individual, their commitment to being part of a team, and company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account shareholder return, economic and business conditions, remuneration given to each executive officer in the past and comparative and competitive compensation and benefit performance levels. The Committee also considers our ability to increase salaries paid to our executive officers, taking into account our operating results and overall operations as a whole. Ultimately, the consideration of additional factors and the weight given to any particular factor is within the discretion of the Compensation Committee. As a result of such review, the Compensation Committee made its determinations for annual compensation, bonus and stock-based compensation for each of our executive officers as identified in this proxy statement.

Compensation Elements

     Annually, the Compensation Committee reviews its compensation structure and strategy. The Compensation Committee reviews the following executive positions annually: Chief Executive Officer, Chief Financial Officer, President/COO, CIO, CTO, Senior Vice President (6), and Vice President (7). For fiscal year 2006, our compensation package for executive officers consists of three elements which the Compensation Committee decided were appropriate after investigating and evaluating other similar sized companies and seeking input from compensation specialist. The three material compensation elements are base salary, annual bonus and equity awards. The executive officers are also eligible to participate in all of the Company’s employee benefit plans.

Base Salary

     The Compensation Committee believes base salaries for executive officers should be competitive but not excessive. Accordingly, base salaries are typically in the 50% to 75% percentile range of those paid at similarly sized companies. The Compensation Committee takes several factors into consideration when setting the base pay for any given individual position, such as: experience in the industry, history of compensation prior to coming to the Company, a comparison of similar positions in similar revenue sized companies, a comparison of similar positions in companies that are in the payments industry and the individual’s specific knowledge of and long-term value to the Company. For sales specific positions, a base salary may be eliminated in lieu of a commission based compensation program that pays the salesperson according to their accumulated monthly processing volume derived from the business that they have sold on behalf of the Company.

Cash Bonus

     The Compensation Committee believes annual cash bonuses are the best way to motivate outstanding performance among the Company’s executives each year. An executive’s total bonus is offered as a percentage of his/her base salary, generally between 20% and 60%, depending on the level of the executive in the Company. A percent of the annual bonus (40% to 80%) is awarded based upon achievement of a company performance metric and a percent of the executive’s bonus (20% to 60%) is awarded based upon the achievement of annual goals that have been mutually set for that executive by his/her supervisor. The Company performance metric has historically been related to Revenue and/or EBITDA. The total bonus percentage and the percentage of the bonus attributable to the Company’s performance is highest for the CEO and President positions (80%) and the percentage attributable to the individual’s performance is lowest (20%). The bonus percentage is progressively lowered for each level of management and the percentage of the total bonus attributable to the Company’s performance is also reduced with each level of management while the percentage attributable to the individual performance increases. Bonuses are paid in the second quarter of the new fiscal year for the prior fiscal year.

Equity Compensation

     The Compensation Committee believes the best way to assure longevity and consistency in management is to have an effective equity compensation program under which management can receive equity awards. Prior to 2005, the Company typically made such awards in the form of stock option grants under the Amended and Restated 2003 Incentive Stock Option Plan (the “Plan”). On December 31, 2004, the Company amended the Plan to provide for the issuance of restricted stock grants, and in 2005, the Company made equity awards to its executive officers in the form of restricted stock grants. In 2006, the Company amended its Plan to provide for the 2006 Long Term Incentive (LTI) program, pursuant to which the Company allocated set equity awards for each position that would be deemed to be earned upon achieving a pre-defined EBITDA target over a three-year period ending with fiscal year 2008. A new 3 year LTI plan is established each year and a new equity allocation is made for each executive position. In some instances, a cash award is substituted for an equity award but the amount of cash paid is tied to the same target as those who have equity awards. The allocations under the 2006 LTI plan ranged form a high of 25,000 set aside for the CEO to a low of 2,000 shares, set aside for certain Vice President positions.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is currently composed of Richard D. Field, Aristides W. Georgantas, H. Eugene Lockhart, Herbert L. Lucas, Jr., who serves as the Chairman of the Committee, and Carl R. Terzian. No interlocking relationship exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Summary Compensation Table

     The following table sets forth the total compensation for the fiscal years ended September 30, 2006, September 30, 2005 and September 30, 2004, to our Chief Executive Officer, Chief Financial Officer, each of our three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, and up to two individuals, if any, for whom disclosures would have been provided by this item but for the fact that the individual was not serving as an executive officer at the end of fiscal 2006 (collectively, the “Named Executive Officers”).

Name and						All Other
principal position	Year	Salary	Bonus	Stock Awards	Option Awards	Compensation		Total
Joel M. Barry,	2006	$273,125	$-0-	$-0-	$-0-	$-0-		$273,125
Chairman/CEO	2005	261,875	50,000	-0-	155,400	-0-		467,275
	2004	241,500	50,000	-0-	312,000	-0-		603,500

Alice Cheung,	2006	$157,500	$40,000	$-0-	$-0-	$6,385	[2]	$203,885
CFO/Treasurer	2005	147,500	42,000	-0-	155,400	5,390	[2]	350,290
	2004	138,000	40,000	-0-	182,000	4,940	[2]	364,940

Charles J. Harris,	2006	$275,000	$60,000	$214,650	$-0-	$35,358	[1]	$549,650
President/COO	2005	6,345	-0-	425,000	-0-	-0-		431,345
	2004	-0-	-0-	-0-	-0-	-0-		-0-

Sharat Shankar,	2006	$153,750	$25,000	$-0-	$-0-	$6,100	[2]	$184,850
Sr. Vice President	2005	143,750	56,000	-0-	108,780	5,855	[2]	314,385
	2004	131,430	47,500	-0-	182,000	2,343	[2]	363,273

Jack Wilson,	2006	$147,500	$50,000	$-0-	$-0-	$5,332	[2]	$202,832
Sr. Vice President	2005	136,250	31,000	-0-	108,780	5,141	[2]	281,171
	2004	123,000	35,000	-0-	182,000	4,412	[2]	344,412

Todd Baum,	2006	$246,400	$-0-	$-0-	-0-	$6,992	[2]	$253,405
Sales Rep	2005	200,890	-0-	-0-	-0-	6,070	[2]	206,960
	2004	204,050	-0-	-0-	-0-	6,121	[2]	210,171
____________________

[1]	In 2006, we provided Mr. Harris with relocation expenses in the amount of $22,858 and a housing allowance of $12,500 .

[2]	Represents our match of contributions to our 401(k) plan. We contribute 50% of the last 6% of each employee’s contribution to the 401(k) plan.

		Estimated Future Payouts			Estimated Future Payouts			All Other
		Under Non-Equity			Under Equity Incentive			Stock Awards:		Grant Date
		Incentive Plan Awards			Plan Awards			Number of		Fair Value
								Shares of		of Stock
								Stocks or		and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Awards
Joel M. Barry	4/24/06	$-0-	$-0-	$-0-	(2)(i)	(2)(ii)	(2)(iii)	25,000	(1)(2)	$365,250
Alice Cheung	4/24/06	$-0-	$-0-	$-0-	(4)(i)	(4)(ii)	(4)(iii)	5,000	(1)(4)	$73,050
Charles J. Harris	4/24/06	$-0-	$-0-	$-0-	(3)(i)	(3)(ii)	(3)(iii)	20,000	(1)(3)	$292,200
Sharat Shankar	4/24/06	$-0-	$-0-	$-0-	(6)(i)	(6)(ii)	(6)(iii)	5,000	(1)(6)	$73,050
Jack Wilson	4/24/06	$-0-	$-0-	$-0-	(5)(i)	(5)(ii)	(5)(iii)	5,000	(1)(5)	$73,050
Todd Baum	-	$-0-	$-0-	$-0-	-0-	-0-	-0-		-0-	$-0-
____________________

(1)	Each long-term incentive grant applies to the cumulative performance of the Company over the three fiscal years ending September 30, 2008. Each long-term incentive grant permits the identified Named Executive Officer to receive the number of shares of restricted stock set forth in the table, in addition to cash compensation under certain circumstances, based on the Company’s actual performance, as compared to a cumulative total EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization) target set forth by the Board of Directors (the “Performance Target”), for the three fiscal years ending September 30, 2008.

(2)	In the event that, as of September 30, 2008, the Company achieves (i) between 70-75% of the Performance Target, the Threshold amount would be $0, and Mr. Barry would be entitled to receive 12,500 shares of restricted stock, (ii) between 90-110% of the Performance Target, the Target amount would be $0, and Mr. Barry would be entitled to receive 25,000 shares of restricted stock, and (iii) equal to or greater than 121% of the Performance Target, the Maximum amount would be an amount in cash equal to a pro rata portion of a $500,000 bonus pool (based on the proportion of Mr. Barry’s then current salary as compared to other officers in the bonus pool), and Mr. Barry would be entitled to receive 25,000 shares of restricted stock. The right to receive the Target amount accelerates in the event of a change of control of the Company (as defined in the 2003 Plan).

(3)	In the event that, as of September 30, 2008, the Company achieves (i) between 70-75% of the Performance Target, the Threshold amount would be $0, and Mr. Harris would be entitled to receive 10,000 shares of restricted stock, (ii) between 90-110% of the Performance Target, the Target amount would be $0, and Mr. Harris would be entitled to receive 20,000 shares of restricted stock, and (iii) equal to or greater than 121% of the Performance Target, the Maximum amount would be an amount in cash equal to a pro rata portion of a $500,000 bonus pool (based on the proportion of Mr. Harris’ then current salary as compared to other officers in the bonus pool), and Mr. Harris would be entitled to receive 20,000 shares of restricted stock. The right to receive the Target amount accelerates in the event of a change of control of the Company (as defined in the 2003 Plan).

(4)	In the event that, as of September 30, 2008, the Company achieves (i) between 70-75% of the Performance Target, the Threshold amount would be $0, and Ms. Cheung would be entitled to receive 2,500 shares of restricted stock, (ii) between 90-110% of the Performance Target, the Target amount would be $0, and Ms. Cheung would be entitled to receive 5,000 shares of restricted stock, and (iii) equal to or greater than 121% of the Performance Target, the Maximum amount would be an amount in cash equal to a pro rata portion of a $500,000 bonus pool (based on the proportion of Ms. Cheung’s then current salary as compared to other officers in the bonus pool), and Ms. Cheung would be entitled to receive 5,000 shares of restricted stock. The right to receive the Target amount accelerates in the event of a change of control of the Company (as defined in the 2003 Plan).

(5)	In the event that, as of September 30, 2008, the Company achieves (i) between 70-75% of the Performance Target, the Threshold amount would be $0, and Mr. Wilson would be entitled to receive 2,500 shares of restricted stock, (ii) between 90-110% of the Performance Target, the Target amount would be $0, and Mr. Wilson would be entitled to receive 5,000 shares of restricted stock, and (iii) equal to or greater than 121% of the Performance Target, the Maximum amount would be an amount in cash equal to a pro rata portion of a $500,000 bonus pool (based on the proportion of Mr. Wilson’s then current salary as compared to other officers in the bonus pool), and Mr. Wilson would be entitled to receive 5,000 shares of restricted stock. The right to receive the Target amount accelerates in the event of a change of control of the Company (as defined in the 2003 Plan).

(6)	In the event that, as of September 30, 2008, the Company achieves (i) between 70-75% of the Performance Target, the Threshold amount would be $0, and Mr. Shankar would be entitled to receive 2,500 shares of restricted stock, (ii) between 90-110% of the Performance Target, the Target amount would be $0, and Mr. Shankar would be entitled to receive 5,000 shares of restricted stock, and (iii) equal to or greater than 121% of the Performance Target, the Maximum amount would be an amount in cash equal to a pro rata portion of a $500,000 bonus pool (based on the proportion of Mr. Shankar’s then current salary as compared to other officers in the bonus pool), and Mr. Shankar would be entitled to receive 5,000 shares of restricted stock. The right to receive the Target amount accelerates in the event of a change of control of the Company (as defined in the 2003 Plan).

Outstanding Equity-Based Awards at Fiscal Year-End

     The following table sets forth the unexercised options; stock that has not vested; and equity incentive plan awards for each named executive officer outstanding as of the end of the last completed fiscal year.

	OPTION AWARDS					STOCK AWARDS
								Equity
								Incentive
								Plan Awards:
								Number of	Equity Incentive
	Number of	Number of				Number		Unearned	Plan Awards:
	Securities	Securities				of Shares		Shares, Units	Market or Payout
	Underlying	Underlying				or Units of	Market Value of	or Other	Value of Unearned
	Unexercised	Unexercised		Option	Option	Stock That	Shares or Units	Rights That	Shares, Units or
	Options	Options		Exercise	Expiration	Have Not	of Stock That	Have Not	Other Rights That
Name	Exercisable	Unexercisable		Price	Date	Vested	Have Not Vested	Vested	Have Not Vested
Joel M. Barry	40,000	10,000	[2]	2.15	12/27/11	-0-	-0-	25,000	$451,250 [1]
	45,000	-0-		4.00	11/4/08	-0-	-0-
	10,000	-0-		10.24	2/4/10	-0-	-0-
	12,500	-0-		2.84	12/20/10	-0-	-0-
	24,000	16,000	[2]	2.31	2/3/13	-0-	-0-
	24,000	36,000	[2]	6.85	12/15/13	-0-	-0-
	6,000	24,000	[2]	7.60	11/15/14	-0-	-0-
Alice Cheung	2,500	-0-		4.24	4/24/07	-0-	-0-	5,000	$90,250 [1]
	3,000	-0-		4.00	11/4/08	-0-	-0-
	2,000	-0-		7.00	12/23/09	-0-	-0-
	5,000	-0-		2.84	12/20/10	-0-	-0-
	4,000	1,000	[3]	2.15	12/27/11	-0-	-0-
	9,000	6,000	[3]	1.30	12/9/12	-0-	-0-
	14,000	21,000	[3]	6.85	12/15/13	-0-	-0-
	6,000	24,000	[3]	7.60	11/15/14	-0-	-0-
Charles J. Harris	-0-	-0-		-0-		40,000 [4]	$722,000 [1]	20,000	$361,000 [1]
						15,000 [4]	$270,750 [1]
Sharat Shankar	20,000	20,000	[5]	3.25	5/27/13	-0-	-0-	5,000	$90,250 [1]
	14,000	21,000	[5]	6.85	12/15/13	-0-	-0-
	4,200	16,800	[5]	7.60	11/15/14	-0-	-0-
Jack Wilson	3,000	-0-		4.00	11/4/08	-0-	-0-	5,000	$90,250 [1]
	4,000	-0-		7.00	12/23/09	-0-	-0-
	7,500	-0-		2.84	12/20/10	-0-	-0-
	4,000	1,000	[6]	2.15	12/27/11	-0-	-0-
	9,000	6,000	[6]	1.30	12/9/12	-0-	-0-
	14,000	21,000	[6]	6.85	12/15/13	-0-	-0-
	4,200	16,800	[6]	7.60	11/15/14	-0-	-0-
Todd Baum	-0-	-0-		-0-	-0-	-0-	-0-	-0-	$-0-
____________________

[1]	Based on the closing sale price of the Common Stock on September 30, 2006 of $18.05 per share.

[2]	Mr. Barry’s 10,000 options will vest on 12/27/06. His 16,000 options will vest as follows: 8,000 on 2/3/07 and 8,000 on 2/3/08. His 36,000 options will vest as follows: 12,000 on 12/15/06; 12,000 on 12/15/07; and 12,000 on 12/15/08. His 24,000 options will vest as follows: 6,000 on 11/15/06; 6,000 on 11/15/07; 6,000 on 11/15/08; and 6,000 on 11/15/09.

[3]	Ms. Cheung’s 1,000 options will vest on 12/27/06. Her 6,000 options will vest as follows: 3,000 on 12/9/06 and 3,000 on 12/9/07. Her 21,000 options will vest as follows: 7,000 on 12/15/06; 7,000 on 12/15/07; and 7,000 on 12/15/08. Her 24,000 options will vest as follows: 6,000 on 11/15/06; 6,000 on 11/15/07; 6,000 on 11/15/08; and 6,000 on 11/15/09.

[4]	Mr. Harris’ 40,000 restricted shares vest as follows: 10,000 on 9/19/07; 10,000 on 9/19/08; 10,000 on 9/19/09; and10,000 on 9/19/10. His 15,000 restricted shares vest as follows: 3,000 on 9/1/07; 3,000 on 9/1/08; 3,000 on 9/1/09; 3,000 on 9/1/10; and 3,000 on 9/1/11.

[5]	Mr. Shankar’s 20,000 options vest as follows: 10,000 on 5/27/07 and 10,000 on 5/27/08. His 21,000 options vest as follows: 7,000 on 12/15/06; 7,000 on 12/15/07; and 7,000 on 12/15/08. His 16,800 options vest as follows: 4,200 on 11/15/06; 4,200 on 11/15/07; 4,200 on 11/15/08; and 4,200 on 11/15/09.

[6]	Mr. Wilson’s 1,000 options vest on 12/27/06. His 6,000 options vest as follows: 3,000 on 12/9/06 and 3,000 on 12/9/07. His 21,000 options vest as follows: 7,000 on 12/15/06; 7,000 on 12/15/07; and 7,000 on 12/15/08. His 16,800 options vest as follows: 4,200 on 11/15/06; 4,200 on 11/15/07; 4,200 on 11/15/08; and 4,200 on 11/15/09.

     The following table sets forth information concerning the exercise of stock options and vesting of stock awards during the fiscal year ended September 30, 2006 by each of our Named Executive Officers.

	OPTION AWARDS			STOCK AWARDS
				Number of
	Number of	Value		Shares	Value
	Shares	Realized		Aquired	Realized
	Aquired	on		on	on
Name	on Exercise	Exercise		Vesting	Vesting
Joel M. Barry	15,000	$93,750		-0-	$-0-
Alice Cheung	9,000	$88,740		-0-	$-0-
Charles J. Harris	-0-	$-0-		10,000	$170,000
Sharat Shankar	10,000	$110,300		-0-	$-0-
Jack Wilson	2,000	$9,160		-0-	$-0-
Todd Baum	-0-	$-0	-	-0-	$-0-

Stock Option Plans

     On May 13, 1992, our Board of Directors authorized adoption of an Officers and Key Employees Incentive Stock Option Plan (the “1992 Plan”), ratified by the shareholders at the Annual Meeting held July 10, 1992. The 1992 Plan provided for the issuance of up to 81,250 shares of Common Stock underlying stock options, each to purchase one share of the Common Stock for $3.40 per share, subject to adjustment in the event of stock splits, combinations of shares, stock dividends or the like.

     On November 18, 1996, our Board of Directors authorized an increase in the 1992 Plan to 843,750 shares to be subject to stock options, which action was ratified by the shareholders at the Annual Meeting held in February 1997.

     On February 4, 1999, our Board of Directors authorized an increase in the 1992 Plan to 1,343,750 shares to be subject to stock options, which action was ratified by the shareholders at the Annual Meeting held in February 1999.

     On May 13, 2002, the Plan expired. The 2003 Incentive Stock Option Plan, which provided for the issuance of up to 900,000 shares of Common Stock underlying stock options, was approved by our Board of Directors and by our shareholders at the Annual Meeting of shareholders held on February 3, 2003.

     On April 19, 2004, our Compensation Committee approved certain non-material changes to our 2003 Incentive Stock Option Plan.

     On December 21, 2004, our Compensation Committee authorized an amendment and restatement of the 2003 Incentive Stock Option Plan to, among other matters, (i) increase the number of shares to be issued under the 2003 Incentive Stock Option Plan from 900,000 shares to 1,150,000 shares, and (ii) permit the grant of restricted stock under the plan.

     On April 24, 2006, our Compensation Committee approved a Long Term Incentive Plan, adopted pursuant to our existing incentive stock option plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements

     On May 11, 2006, we entered into separation agreements with each of our principal executive officers (CEO, CFO and COO) and each of our senior vice presidents whereby, in the event of a change in control of ECHO (as defined in each agreement) each such executive officer would be entitled, to the extent they remain employed by us at the time of such change in control, to the following: (i) an acceleration of vesting with respect to all stock option and restricted stock grants then outstanding and not yet vested, (ii) a portion of such executive’s anticipated cash or sales commission-based bonus, as applicable, for the fiscal year in which the change in control occurred, and (iii) in the event that the executive is terminated without cause (as defined in each agreement), or ceases to provide services to us (or our successor) as a result of an involuntary termination (as defined in each agreement) within the two year period following the change in control, then the executive would be entitled to a one-time lump sum cash payment equal to a percentage of the executive’s anticipated total compensation for the fiscal year in which the change in control occurred, plus continued medical benefits for a period of time following such termination.

     With respect to each of Messrs. Barry and Harris, our Chief Executive Officer and Chief Operating Officer, respectively, in the event of their termination without cause or involuntary termination within the two year period following the change in control, they would each be entitled to a one-time lump sum payment equal to two times their anticipated total compensation for the fiscal year in which the change in control occurred, plus continued medical benefits for a period of two years following such termination.

     With respect to Ms. Cheung, our Chief Financial Officer, in the event of her termination without cause or involuntary termination within the two year period following the change in control, she would be entitled to a one-time lump sum payment equal to one and one-half times her anticipated total compensation for the fiscal year in which the change in control occurred, plus continued medical benefits for a period of one and one-half years following such termination.

     With respect to our senior vice presidents, in the event of their termination without cause or involuntary termination within the two year period following the change in control, they would each be entitled to a one-time lump sum payment equal to one and one-half times the respective executive’s anticipated total compensation for the fiscal year in which the change in control occurred, plus continued medical benefits for a period of one and one-half years following such termination.

     The provision regarding the acceleration of vesting for previously issued stock option grants is consistent with the standard terms and conditions of our 2003 Incentive Stock Option Plan, as amended, which already provides for such accelerated vesting.

     For purposes of the separation agreements, (a) “change in control” means the consummation of (i) a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power (which voting power shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote, but not assuming the exercise of any warrant or right to subscribe to or purchase those shares) of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned, directly or indirectly, by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization; provided, however, that in making the determination of ownership by the shareholders of the Company, immediately after the reorganization, equity securities which persons own immediately before the reorganization as shareholders of another party to the transaction shall be disregarded; or (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (b) Termination for “cause” means termination by reason of: (i) any act or omission knowingly undertaken or omitted by the executive with the intent of causing damage to the Company or its affiliates, its properties, assets or business, or its shareholders, officers, directors or employees, (ii) any act of the executive involving a material personal profit to the executive, including, without limitation, any fraud, misappropriation or embezzlement, involving properties, assets or funds of the Company or any of its subsidiaries, (iii) the Executive’s consistent failure to perform his normal duties or any obligation under any provision of this Agreement, in either case, as directed by our Board of Directors, (iv) the conviction of, or pleading nolo contendere to, (A) any crime or offense involving monies or other property of the Company; (B) any felony offense; or (C) any crime of moral turpitude, or (v) the chronic or habitual use or consumption of drugs or alcoholic beverages; and (c) “involuntary termination” means the executive’s cessation of the provision of services to the Company following (i) a material reduction in the executive’s function, authority, duties, or responsibilities, without the executive’s express written consent; or (ii) a material reduction in salary.

Bonus, Profit Sharing and Other Remuneration Plans and Pension and Retirement Plans

     In addition to salary, the Compensation Committee, from time to time, grants stock options and restricted stock grants to executive officers and key personnel pursuant to the 2003 Incentive Stock Option Plan. The Compensation Committee thus views equity-based compensation as an important component of its long-term, performance-based compensation philosophy. Since the value of stock options and grants of restricted stock bears a direct relationship to our stock price, the Compensation Committee believes that stock options and grants of restricted stock motivate executive officers and key personnel to manage us in a manner which will also benefit shareholders. As such, stock options and grants of restricted stock are granted at the current market price. One of the principal factors considered in granting stock options and grants of restricted stock to executive officers or key personnel is their ability to influence our long-term growth and profitability.

     The Compensation Committee has also established a bonus program to reward extraordinary performance that exceeds pre-set goals established for executive officers and key personnel. We believe that such a bonus program provides the incentive to exceed such goals, thereby building shareholder value.

     We have a contributory 401(k) Retirement Pension Plan, which covers all employees who are qualified under the plan provisions. In fiscal 2006, we also adopted a non-qualified deferred compensation plan that provides additional retirement investment alternatives for eligible employees and directors and is complementary to our contributory 401(k) Retirement Pension Plan.

Director Compensation

     In fiscal 2006, Messrs. Georgantas, Lucas and Field each received $55,000 and Mr. Terzian received $50,000. Mr. Lockhart received 4,514 shares of restricted stock pursuant to a Non-Qualified Deferred Compensation Plan adopted by the Company on June 28, 2005. In fiscal 2005, Messrs. Georgantas, Lucas and Field each received $55,000 and Mr. Terzian received $52,500. Mr. Lockhart, appointed on May 5, 2005, to fill a vacancy on the Board of Directors, received $8,333 in fiscal 2005. Each outside director received $48,250 in fiscal 2004. Directors are compensated for all reasonable expenses and are not compensated for special meetings other than regular meetings.

Report of the Audit Committee of the Board of Directors

     The Audit Committee of the Board of Directors is currently composed of Richard D. Field, Aristides W. Georgantas, who serves as the Chairman of the Committee, H. Eugene Lockhart, Herbert L. Lucas, Jr., and Carl R. Terzian. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and the NASDAQ Marketplace Rules.

     During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by the full Board on February 4, 2000. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. After reassessing the provisions of the Audit Committee’s prior charter, and in light of changes in the securities laws, rules and regulations, the Audit Committee recommended, and the Board of Directors approved, an Amended and Restated Audit Committee Charter in December 2003. No changes were recommended by the Audit Committee at the end of the fiscal year ended September 30, 2006. The Amended and Restated Audit Committee Charter was filed as Appendix A to our Proxy Statement filed with respect to our 2003 Annual Meeting of shareholders, and is available on our website at www.echo-inc.com.

Among other matters, the Audit Committee:

  Is charged with monitoring the preparation of annual financial reports by management, including discussions with management and independent auditors about draft annual financial statements and significant accounting and reporting matters;

  Is responsible for matters concerning any relationship with our independent auditors, including their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to us; and determining whether the independent auditors are independent (based in part on the annual letter provided pursuant to Independence Standards Board Standard No. 1); and

  Oversees management’s implementation of effective systems of internal controls, including a review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

     The Audit Committee’s duties, responsibilities and powers are identified in its charter. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the charter.

     In overseeing the preparation of our financial statements, the Committee met with both management and the independent auditors to review and discuss all financial statements prior to their issuance and significant accounting issues. Management has advised the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States and the independent auditors have issued their report on the financial statements that such financial statements, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The Committee discussed the statements in detail with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to our outside auditors, the Committee, among other things, discussed with BDO Seidman, LLP matters relating to its independence, including the written disclosures made to the Committee as required by Independence Standards Board Standard No. 1 (Discussions with Audit Committee).

     On the basis of these reviews and discussions, the Committee recommended to the Board that it approve the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Aristides W. Georgantas, Chairman
Richard D. Field
H. Eugene Lockhart
Herbert L. Lucas, Jr.
Carl R. Terzian

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee of the Board of Directors reviews and approves salaries, bonuses and other benefits payable to our executive officers and administers our Amended and Restated 2003 Incentive Stock Option Plan, and prior to its expiration, the Officers and Key Employees Incentive Stock Option Plan. In connection with its deliberations, the Compensation Committee seeks the views of the Chief Executive Officer and Chief Operating Officer with respect to appropriate compensation levels of the other officers who prepare recommendations to the Compensation Committee.

     The Compensation Committee is currently composed of Richard D. Field, Aristides W. Georgantas, H. Eugene Lockhart, Herbert L. Lucas, Jr., who serves as the Chairman of the Committee, and Carl R. Terzian. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of the NASDAQ Marketplace Rules. In light of changes in the securities laws, rules and regulations, in December 2003, our Compensation Committee recommended, and the Board of Directors approved, a Compensation Committee Charter. The Compensation Committee Charter is available on our website at www.echo-inc.com.

     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussion has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A.

The Compensation Committee

Herbert L. Lucas, Jr., Chairman
Richard D. Field
Aristides W. Georgantas
H. Eugene Lockhart
Carl R. Terzian

Report of the Governance and Nominating Committee of the Board of Directors

     The Governance and Nominating Committee of the Board of Directors, the former Nominating Committee of the Board, reviews those Board members who are candidates for re-election to our Board of Directors for the next three-year term, and nominates outside candidates for inclusion on the Board. The Governance and Nominating Committee also reviews periodically and monitors (i) our corporate governance guidelines to assure that they reflect best practices and are appropriate for us, (ii) with the assistance of our management and outside counsel, applicable regulatory requirements relevant to our corporate governance guidelines to assure our compliance therewith, and (iii) our Articles of Incorporation and Bylaws as they relate to corporate governance issues.

     The Governance and Nominating Committee is currently composed of Richard D. Field, who has served as the Chairman of the Committee since March 9, 2005, Aristides W. Georgantas, H. Eugene Lockhart, Herbert L. Lucas, Jr., and Carl R. Terzian. Messrs. Field, Georgantas, Lockhart, Lucas and Terzian are “independent directors” within the meaning of the NASDAQ Marketplace Rules. Mr. McElhatton, a nominee for election as a director of the Company, if elected, would also be an “independent director” within the meaning of the NASDAQ Marketplace Rules.

     In light of changes in the securities laws, in December 2003, our former Nominating Committee recommended, and the Board of Directors approved, a Governance and Nominating Committee Charter. The Governance and Nominating Committee Charter is available on our website at www.echo-inc.com.

     The Governance and Nominating Committee makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election. Additionally, the Governance and Nominating Committee may nominate an outside candidate for inclusion to our Board of Directors. The Nominating Committee does not consider nominees recommended by shareholders.

     Among other matters, the Governance and Nominating Committee:

  Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and our specific needs and those of the Board;

  Conducts candidate searches, interviews and programs to introduce candidates to us, our management and operations, and confirm the appropriate level of interest of such candidates;

  Recommends to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

  Conducts appropriate inquiries into the background and qualifications of potential nominees; and

  Reviews the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommends whether or not such director should be re-nominated.

     Based on the foregoing, upon its own recommendation, the Governance and Nominating Committee nominated, and the Board of Directors approved, Carl R. Terzian, and Charles J. Harris for re-election and Jerry McElhatton for election as Class II directors to the Board of Directors, subject to shareholder approval, each for three-year terms ending February 2010. On May 18, 2007, the Board of Directors confirmed that H. Eugene Lockhart and Carl R. Terzian would not stand for re-election to the Board of Directors.

The Governance and Nominating Committee

Richard D. Field, Chairman
Aristides W. Georgantas
H. Eugene Lockhart
Herbert L. Lucas, Jr.
Carl R. Terzian

DESCRIPTION OF PROPOSALS

PROPOSAL 1

Proposal To Elect Two Directors To Serve For The Term Specified

     On April 23, 2007, the members of the Governance and Nominating Committee passed a motion, which the Board of Directors approved, to nominate Messrs. Carl R. Terzian, Jerry McElhatton, and Charles J. Harris for election as Class II directors to the Board of Directors for a three-year term ending February 2010. On May 18, 2007, the Board of Directors confirmed that H. Eugene Lockhart and Carl R. Terzian would not stand for re-election.

ELECTION OF DIRECTORS

     Two directors are proposed to be elected at the Meeting. The members of our Board of Directors are divided into three classes. The members of one class are elected at each annual meeting of shareholders to hold office for a three-year term and/or until successors of such class members have been elected and qualified. The respective members of each class currently are set forth below:

Class I	Herbert L. Lucas, Jr.
Richard D. Field
Class II	Carl R. Terzian
Charles J. Harris
H. Eugene Lockhart
Class III	Aristides W. Georgantas
Joel M. Barry

     Two Class II directors are to be elected at this meeting to serve for a term of three years or until their respective successors are elected and qualified. As of July 2, 2007, there will be two vacancies on the Board of Directors.

Nominees

     The nominees for election to the Board of Directors as Class II directors are Jerry McElhatton and Charles J. Harris.

     JERRY MCELHATTON, age 68, has been nominated by the Governance and Nominating Committee for election as a new director. Mr. McElhatton served as the President of Global Technology and Operations for MasterCard International from 1994 to 2005 and as President and Chief Executive Officer of Payment Systems Technology and Consulting from 1988 to 1994. Mr. McElhatton currently is a consultant to Virtual Resources, Inc. where he provides strategic direction and consulting to numerous payment systems and technology clients. Additionally, he serves as a director on the board of Center for Security Technologies, Enterprise Bank and Trust, and United Way in Saint Louis, as well as serving on the Board of Advisors of the Washington University Business School.

Directors

     The current members of the Board of Directors are:

		Director	Position with	Term Ending
Name	Age	Since	ECHO	February:
Joel M. Barry	56	1986	Chairman, CEO	2008
Richard D. Field	66	2004	Director	2009
Aristides W. Georgantas	62	1999	Director	2008
Charles J. Harris	44	2005	Director, President, COO	2007
H. Eugene Lockhart	57	2005	Director	2007
Herbert L. Lucas, Jr.	80	1991	Director	2009
Carl R. Terzian	71	2002	Director	2007

     JOEL M. BARRY, age 56, has been a Director of ECHO since July 1986, and Chairman of the Board since December 1986. Mr. Barry served as Chief Financial Officer from May 1987 to June 1990, and Executive Vice President from October 1987 to June 1990, when he was designated Chief Executive Officer of ECHO. Mr. Barry is also a Director and Chief Executive Officer of the MerchantAmerica and XPRESSCHEX, Inc. wholly owned subsidiaries. On May 22, 2007, Mr. Barry announced his decision to retire, effective on July 2, 2007. From August 1983 to June 1991, Mr. Barry was a lecturer and investment counselor for Basics Financial Planning and Investments, a firm he founded in 1983. From 1981 to 1983, Mr. Barry owned and operated Dynamic Seminars, a marketing company for Financial Dynamics, a financial planning firm located in Covina, California. From 1975 to 1981, Mr. Barry was manager of Quality Assurance and In-House Customer Service at Science Dynamics Corporation, a medical data processing firm.

     RICHARD D. FIELD, age 66, became a Director of ECHO in July 2004. Mr. Field has worked in the financial services industry for over 35 years as an executive of the Bank of New York, Chase, and Citigroup, and a director of Mastercard International and Chairman of its U.S. Board. Since retiring from full time employment in 1997, he has continued his career in the specialty financial areas as a co-founder and director of LendingTree, Inc. as well as serving on the boards of Providian Financial Corporation and HPSC, Inc.

     ARISTIDES W. GEORGANTAS, age 62, has served as a Director since February 1999. Mr. Georgantas, prior to his retirement, was Executive Vice President and Chief Operating Officer at Chase Manhattan Bank’s Global Asset Management/Private Banking Division. He serves as a director of Horizon Blue Cross Blue Shield of New Jersey, the Glenmede Corporation, the Glenmede Trust Company, the Foundation for Public Broadcasting in New Jersey, Mathematica Policy Research, Inc., the Pew Charitable Trust, and the Rita Allen Foundation.

     CHARLES J. HARRIS, age 44, joined ECHO in September 2005 as President, Chief Operating Officer and a Director to serve on the Board of Directors of ECHO. Prior to joining the Company, Mr. Harris served in executive, operational and sales leadership positions at prominent organizations including Paymentech and Electronic Data Systems. His last position was as President of Merchant Link, a wholly-owned subsidiary of Paymentech, which supplies electronic payment technologies and outsourced services to the point-of-sale market.

     H. EUGENE LOCKHART, age 57, was appointed as a member of ECHO’s Board of Directors in May 2005. Mr. Lockhart is a partner with Diamond Castle Holdings, responsible for financial services. Previously, Mr. Lockhart was a Venture Partner with Oak Investment Partners responsible for the development and management of Oak’s Financial Services Technology Portfolio. Mr. Lockhart was previously President and CEO of MasterCard International, President of the Global Retail Bank, Senior Vice Chairman of BankAmerica Corporation, and President of Consumer Services at AT&T. Mr. Lockhart has previously sat on various public boards such as RJR/ Nabisco Holdings, RadioShack Corporation, IMS Health, Inc. and Asset Acceptance Capital Corporation.

     HERBERT L. LUCAS, age 80, has been a Director since 1991. He served as President from 1972 to 1981 of Carnation International in Los Angeles and as a member of the Board of Directors of the Carnation Company. Since 1982, Mr. Lucas has managed his family investment business. He has served on the Board of Directors of various financial and business institutions including Wellington Trust Company, Arctic Alaska Fisheries, Inc.,

Scolr Pharma, Inc. and Sunworld International Airways, Inc. Mr. Lucas has served as a Trustee of The J. Paul Getty Trust, the Los Angeles County Museum of Art, The Morgan Library, National Association of Independent Schools and Winrock International. He was formerly a member of the Board of Trustees of Princeton University.

     CARL R. TERZIAN, age 71, has served as a Director since December, 2002. Following his education, Mr. Terzian served as an international good will ambassador for President Eisenhower and Secretary of State John Foster Dulles; director of public and church relations for the Lutheran Hospital Society of Southern California; civic affairs consultant to the California savings and loan industry; and dean and professor of government and speech at Woodbury University. In 1965, Mr. Terzian joined Charles Luckman Associates, an architectural firm, to handle its public relations throughout the United States and worldwide and began his own public relations firm, Carl Terzian Associates, in 1969. Mr. Terzian currently serves as a director on the board of Transamerica Investors, Inc., National Mercantile Bancorp and Mercantile National Bank along with various non-profit boards, commissions, advisory groups, and task forces.

PROPOSAL 2

Proposal To Ratify The Selection Of Auditors

     The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP, independent certified public accountants, as our auditors for the current fiscal year. BDO Seidman has no other relationship with or interest in us. A representative of BDO Seidman is expected to attend the meeting and will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions. Shareholders are requested to ratify the appointment of BDO Seidman as our auditors for the current fiscal year.

     If the majority of our shareholders present and entitled to vote at the Meeting do not ratify the appointment of BDO Seidman as our auditors for the current fiscal year, BDO Seidman will continue to serve as our auditors for the current fiscal year, and the Audit Committee of the Board of Directors will engage in deliberations to determine whether it is in our best interest to continue BDO Seidman’s engagement as our auditors for fiscal 2008.

     No disagreements with accountants on accounting and financial disclosure have occurred during the two most recent fiscal years.

     On April 14, 2006, our board and its audit committee engaged BDO Seidman, LLP to serve as our independent registered public accounting firm for the year ending September 30, 2006. PricewaterhouseCoopers, LLP previously served as our independent registered public accounting firm until April 13, 2006. From October 1, 2004 through April 13, 2006, we did not consult with BDO Seidman, LLP regarding any of the following:

1.	The application of accounting principles to a specified transaction, either completed or proposed;

2.	The type of audit opinion that might be rendered on our financial statements, and one of the following was provided to us by BDO Seidman, LLP: (a) a written report, or (b) oral advice that BDO Seidman, LLP concluded was an important factor considered by the company in reaching a decision as to an accounting, auditing or financial reporting issue;

3.	Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K; or

4.	A reportable event, as that item is defined in Item 304(a)(1)(v) of Regulation S-K.

     The reports of our former independent registered public accounting firm, PricewaterhouseCoopers, LLP, on our financial statements for 2004 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for 2004 and 2005 and through April 13, 2006, there have been no disagreements with PricewaterhouseCoopers, LLP on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers, LLP would have caused it to make reference thereto in its reports on the financial statements for such years. From January 1, 2004 through April 13, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     We provided PricewaterhouseCoopers, LLP with a copy of the foregoing disclosures. A copy of PricewaterhouseCoopers, LLP’s letter, dated April 13, 2006, stating its agreement with such statements, is incorporated by reference to Exhibit 16.1 attached to the previous report on Form 8-K filed with the SEC on April 18, 2006.

 Fees Billed to Us by Our Principal Accountants for Fiscal 2005 and 2006

Audit Fees

     BDO Seidman, LLP, our independent registered public accounting firm (“BDO”) billed us an aggregate of approximately $847,000 in fees for professional services rendered for the audit of our annual financial statements and audit of the effectiveness of our internal controls over financial reporting for the fiscal year ended September 30, 2006, and the reviews of the financial statements included in our Form 10-Q for the second and third quarters of fiscal 2006.

     PricewaterhouseCoopers, LLP, our former independent accountants (“PricewaterhouseCoopers”) billed us an aggregate of approximately $30,500 for the review of the financial statements included in our Form 10-Q for the first quarter of fiscal 2006 and $190,000 in fees for professional services rendered for the audit of our annual financial statements for the fiscal year ended September 30, 2005.

Audit-Related Fees

     BDO billed us an aggregate of approximately $39,000 in fees for assurance and related services related to the audit of our annual financial statements for the fiscal year ended September 30, 2006.

     PricewaterhouseCoopers billed us an aggregate of approximately $5,000 in fees for assurance and related services related to the audit of our annual financial statements for the fiscal year ended September 30, 2005.

Tax Fees

     We did not incur any tax fees from BDO or PricewaterhouseCoopers for the fiscal years ended September 30, 2006 or September 30, 2005, respectively.

All Other Fees

     We did not incur any other fees from BDO or PricewaterhouseCoopers for the fiscal years ended September 30, 2006 or September 30, 2005, respectively.

     Our Audit Committee is directly responsible for interviewing and retaining our independent accountant, considering the accounting firm’s independence and effectiveness, and pre-approving the engagement fees and other compensation to be paid to, and the services to be conducted by, the independent accountant. The Audit Committee does not delegate these responsibilities. During each of the fiscal years ended September 30, 2006 and 2005, respectively, our Audit Committee pre-approved 100% of the services described above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE
PROPOSALS.

UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF
DIRECTORS WILL BE VOTED FOR RATIFICATION AND APPROVAL OF THE ABOVE PROPOSALS.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, promulgated by the Securities and Exchange Commission, any shareholder of record desiring to have an appropriate proposal for action presented at next year’s Annual Meeting of shareholders, now scheduled for February 2008, and to have it set forth in the Proxy Statement and form of Proxy for that Annual Meeting, must notify us and submit the proposal in writing for receipt at our executive offices as noted above not later than September 7, 2007. In order for proposals by stockholders not submitted in accordance with Rule 14a-8 to have been timely within the meaning of Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, that proposal must have been submitted so that it is received no later than November 21, 2007. In addition, in the event a stockholder proposal is not received by us by November 21, 2007, the Proxy to be solicited by the Board of Directors for the next Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares represented by the proxy if the proposal is presented at the next Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

     In addition to the above procedure, we have adopted the following three methods through which our shareholders may communicate with the Board of Directors: communication to our management or to the Audit Committee of the Board of Directors regarding questionable accounting or auditing matters and internal accounting controls; electronic mail correspondence to our Chairman and Chief Executive Officer, Joel M. Barry, and the Chairman of the Audit Committee, Aristides W. Georgantas, regarding matters concerning our code of ethical conduct and our overall ethical values and standards; and communication via electronic mail or telephone to our corporate secretary, Donna Rehman, regarding investor relations matters. Each party responsible for receipt of shareholder communications in the areas listed above determines whether shareholder communications should be relayed to our Board of Directors. Additional information regarding shareholder communications with our Board of Directors can be found at our website at www.echo-inc.com

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

     In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Electronic Clearing House, Inc., Corporate Secretary and Investor Relations, 730 Paseo Camarillo, Camarillo, CA 93010, (800) 233-0406 ext. 8533, corp@ECHO-inc.com. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

     A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K may be obtained without charge by any beneficial owner of our Common Stock upon written request addressed to Donna Rehman, Corporate Secretary, 730 Paseo Camarillo, Camarillo, CA 93010 or Email: drehman@echo-inc.com.

By order of the Board of Directors,

DONNA L. REHMAN
Corporate Secretary

Dated: June 1, 2007

ELECTRONIC CLEARING HOUSE, INC.
730 PASEO CAMARILLO
CAMARILLO, CA 93010

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Electronic Clearing House, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ELCLR1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ELECTRONIC CLEARING HOUSE, INC.

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Proposal 1.	To elect two Class II directors to each serve on the Board of Directors for a three-year term:
	Class II	01) Charles J. Harris 02) Jerry McElhatton				☐	☐	☐

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that the above nominees are unable or unwilling to serve.										For	Against	Abstain

Proposal 2.	To ratify the selection of BDO Seidman, LLP as independent public accountants of the Company for the fiscal year ending September 30, 2007.									☐	☐	☐

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

Signature(s) hereon should correspond exactly with the name(s) of the Shareholder(s) appearing on the Share Certificate. If stock is jointly owned, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Pleas indicate if you plan to attend this meeting.			☐	☐

			Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

 ELECTRONIC CLEARING HOUSE, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ELECTRONIC CLEARING HOUSE, INC.

The undersigned, a Shareholder of ELECTRONIC CLEARING HOUSE, INC., a Nevada corporation (the “Company”), hereby nominates, constitutes and appoints CHARLES J. HARRIS and ALICE L. CHEUNG, or any one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on July 2, 2007, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as shown on the reverse side.

The undersigned acknowledge(s) receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated June 1, 2007, relating to the Annual Meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE REVERSE SIDE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)